UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 19, 2006
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            At a PHAZAR CORP, (Nasdaq: ANTP) Board of Directors Meeting on October 19, 2006, Gary W. Havener declined to stand for reelection as President and CEO of PHAZAR CORP, in order to devote more time to other unrelated business and personal investment interests.  Mr. Havener remains a member of the PHAZAR CORP Board of Directors.  The Board of Directors elected James Miles, a Director, as President and CEO of PHAZAR CORP.  The Board of Directors also elected James Miles Chairman of the PHAZAR CORP Board of Directors.  James Miles has served on the Board of Directors since 1999.  Mr. Miles served as Vice President and General Manager of GTE Media Ventures, a cable television design and operations company, from 1994 until 1999 and as President of Contel of California, a telecommunications company from 1984 until 1996.  Mr. Miles was a Director of Desert Community Bank until 1994.  Mr. Miles retired in 1999 and has been involved in personal financial activities for the past six years.

            Also, on October 19, 2006, the Board of Directors elected Vernon Bryant, CPA, as an Independent Director and appointed Mr. Bryant to the Audit Committee, Compensation Committee, Executive Committee, and Nominating Committee.  Mr. Bryant was President and CEO of TexasBank, Weatherford, Texas from 1989 to 2006.  Mr. Bryant served on the TexasBank Board of Directors from 1989 to 2006.  Mr. Bryant also served on the State of Texas Finance Commission from 2000 to 2006 and as Chairman of the Commission from 2004 to 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: October 19, 2006	By:	/s/ Clark D. Wraight
Clark D. Wraight
Vice President and Principal Financial Officer